Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios, Inc. 15 of our report dated October 19, 2021, relating to the financial statements and financial highlights, which appear in PGIM High Yield Fund's Annual Report on Form N- CSR for the year ended August 31, 2021. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

New York, New York

October 27, 2021

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Prudential Investment Portfolios, Inc. 15 of our report dated October 19, 2021, relating to the financial statements and financial highlights, which appear in PGIM Short Duration High Yield Income Fund's Annual Report on Form N-CSR for the year ended August 31, 2021. We also consent to the references to us under the headings "Financial Statements", "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.

New York, New York

October 27, 2021